Exhibit 99.1

For Immediate Release

Contact: Viasystems Contact: Kelly Wetzler 314-746-2217 DDi Contact: Laura Foster 310-829-5400

U.S. Antitrust Review Ends for Viasystems’ Acquisition of DDi

ST. LOUIS, MO and ANAHEIM, CA – May 18, 2012 – Viasystems Group, Inc. (Viasystems) (NASDAQ: VIAS) and DDi Corp. (DDi) (NASDAQ: DDIC) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the previously announced acquisition of DDi by Viasystems has expired without a request for additional information by the U.S. Department of Justice or the Federal Trade Commission.

The transaction still requires approval by DDi’s stockholders. Both companies now expect the transaction to close by May 31, 2012.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as “both companies now expect” or other words or phrases of similar import. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, such as the ability of Viasystems and DDi to consummate the proposed merger and the satisfaction of the conditions precedent to such consummation, including the ability to secure all necessary regulatory approvals in a timely manner; and the other risks and important factors contained and identified in each of Viasystems’ and DDi’s most recent Quarterly Report on Form 10-Q, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release. Neither Viasystems nor DDi undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Viasystems Group, Inc.

Viasystems is a leading worldwide provider of complex multi-layer PCBs and E-M Solutions. PCBs serve as the “electronic backbone” of almost all electronic equipment, and Viasystems’ E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which Viasystems also provides custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes, cable assemblies and busbars. Additional information is available at http://www.viasystems.com/.

About DDi Corp.

DDi is a leading provider of time-critical, technologically-advanced PCB engineering and manufacturing services, specializing in engineering and fabricating complex multi-layer PCBs on a quick-turn basis and in manufacturing products with high levels of complexity and reliability with low-to-moderate production volumes. Additional information is available at http://www.ddiglobal.com/.